UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
☒  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

VENDUM BATTERIES, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☐ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4. Proposed maximum aggregate value of transaction

5. Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

VENDUM BATTERIES, INC.
400 Thames Valley Park Drive
Reading, Berkshire RG6 1PT
+44 118 380 0895

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Vendum Batteries, Inc.:

This Information Statement is furnished to the stockholders of Vendum Batteries, Inc., a Nevada corporation (“Vendum” or the “Corporation”), in connection with our prior receipt of approval by written consent in lieu of a special meeting, of the holders of approximately 52% of our voting securities of an amendment to our Articles of Incorporation (the “Amendment”) to (i) increase the number of authorized shares of the Corporation’s common stock from 750,000,000 to 4,000,000,000 shares and (ii) decrease the par value of the Corporation’s common stock from $.001 to $.00001 per share.

On September 13, 2012, Vendum obtained the approval of the Amendment, by written consent of stockholders that were the record owners of 298,324,970 shares of common stock which represents approximately 52% of the voting power of the Corporation’s outstanding equity as of September 13, 2012.  The filing of the Amendment with the Nevada Secretary of State cannot be effectuated until twenty (20) days after the mailing of this Information Statement.

VENDUM IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on September 13, 2012 (the “Record Date”) shall be given a copy of this Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about October --, 2012.

This Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors

/s/ Rune Vind
Rune Vind
Chief Executive Officer

October 9, 2012

This information statement (this “Information Statement”) is being furnished to all holders of the common stock of Vendum in connection with the proposed action by written consent to authorize the approval of an amendment of our Articles of Incorporation (i) increase the number of authorized shares of the Corporation’s common stock from 750,000,000 to 4,000,000,000 shares and (ii) decrease the par value of the Corporation’s common stock from $.001 to $.00001 per share.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock of Vendum, in connection with resolutions of the board of directors, as approved by the written consent of the holder of 52% of the common stock of Vendum outstanding as of the Record Date, and provides public notice of the approval of the Amendment.

The board of directors has unanimously approved the Amendment, and stockholders owning approximately 52% of the outstanding voting power of Vendum as of the Record Date, has adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our stockholder will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of the Amendment and required notices with the Nevada Secretary of State's office in the State of Nevada.

The Annual Report on Form 10-K for the year ended December 31, 2011, and any reports on Form 8-K and Form 10-Q filed by Vendum during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. Vendum is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE ACTION

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED STOCK?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of Vendum’s obligations to holders of securities convertible into shares of common stock of Vendum. Accordingly, our board of directors believes that it is in Vendum’s best interests to authorize the increase in the number of authorized shares of common stock as proposed. The increase in the number of authorized shares of common stock is recommended by Vendum’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of Vendum.

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR ARTICLES OF INCORPORATION TO DECREASE THE PAR VALUE?

A. Our board of directors believes that reduction in par value is in the best interest of Vendum and its stockholders because it will deter trading of its stock at below par value and aid in reducing the Nevada annual franchise taxes that are paid by Vendum, the calculation of which is based in part upon the par value.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION?

A. All members of the board of directors have approved the proposed Amendment of our Articles of Incorporation as it is in the best interests of Vendum and the best interests of the current stockholders of Vendum.

Q. WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock is required. A consent in favor of the proposal has already been received from a stockholder holding approximately 52% of the voting securities of Vendum.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. Vendum will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Rune Vind, Chief Executive Officer of Vendum Batteries, Inc., telephone: +44 118 380 0895

VOTE REQUIRED FOR APPROVAL

The board of directors of Vendum has adopted, ratified and approved the proposal to authorize the Amendment, and  stockholders of the Company holding a majority of the voting power on the Record Date have approved the Amendment.

AMENDMENT OF ARTICLES OF INCORPORATION

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: Vendum’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize an amendment to our Articles of Incorporation to (i) increase the number of authorized shares of the Corporation’s common stock from 750,000,000 to 4,000,000,000 shares and (ii) decrease the par value of the Corporation’s common stock from $.001 to $.00001 per share.  Vendum’s Articles of Incorporation, as currently in effect, authorize Vendum to issue up to 750,000,000 shares of common stock, par value $0.001 per share. The board of directors has proposed an increase in the number of authorized shares of the common stock of Vendum and stockholders holding approximately 52% of the Corporation’s outstanding voting power has approved the filing of the Amendment.  Upon the filing of the Amendment, Vendum will be authorized to (i) increase the number of authorized shares of common stock from 750,000,000 to 4,000,000,000 shares and (ii) decrease the par value of the Corporation’s common stock from $.001 to $.00001 per share.  The authorized number of shares of preferred stock, will remain the same.

The board of directors believes that authorizing this increase in the number of authorized shares of common stock is in the best interest of Vendum and its stockholders in that it could be obligated to issue common stock  upon conversion of certain existing outstanding convertible debt  in excess of the amount authorized  and it will provide the Company with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings.  On September 13, 2012, Vendum had 451,675,230 shares of common stock available  for issuance which we believe may not be sufficient to satisfy all outstanding debt obligations

On September 13, 2012, we had debt in outstanding principal balance of $188,500 convertible into shares of common stock based upon the closing price of our stock on the conversion date.  Using the September 13, 2012 numbers, if all of the Company’s outstanding debt were to convert to common stock, we would be required to issue approximately an additional 209,444,444 shares, which would exceed the number of shares currently available for issuance. Since a portion of our debt does not convert into shares of common stock at fixed prices and instead converts at a discount rate to the market price of our common stock, it is difficult for us to quantify the number of common shares that we will be required to issue upon such conversion.  If the market price of our common stock were to drop, we would be required to issue more shares.  The board of directors believes that it is in Vendum's and Vendum's stockholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable it to meet any obligations it may have to issue shares of common stock and to enable Vendum to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders. The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms.   The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of Vendum, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Vendum are then listed. Under Vendum’s Articles of Incorporation, the Vendum stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Vendum, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of Vendum in order to maintain their proportionate ownership of Vendum's stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of Vendum by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the board of directors determines is not in the best interests of Vendum and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Vendum stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Vendum’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Vendum's business. However, the board of directors is not aware of any attempt to take control of Vendum and the board of directors did not propose the increase in Vendum's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO REDUCE THE PAR VALUE OF THE COMMON SHARES FROM $.001 TO $.00001 PER SHARE.

Purpose: Vendum’s board of directors has unanimously adopted a resolution seeking shareholder approval to authorize the Board, to effectuate a reduction in the par value of the common shares from $.001 to $.00001 per share. The board of directors has determined that it would be in Vendum’s best interest to reduce the par value of its common stock and has received the consent of holders of 52% of the voting power of the Corporation’s outstanding securities to authorize the board to file an amendment to the articles of incorporation of the Company to effectuate such a reduction in the par value.

The board of directors believes that the reduction in par value is in the best interest of Vendum and its stockholders because it will protect the value of the stock by deterring its trading at below par value. The decrease in par value will also aid in reducing the Nevada annual franchise taxes that are paid by Vendum, the calculation of which is based in part upon the par value.

Effects: Following effectiveness of the amendment to the articles of incorporation, the stated capital on the balance sheet and additional paid in capital attributable to the common stock will be adjusted to reflect the reduced par value. However, stockholders equity in the aggregate will not change. The surplus available for distributions will be increased.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on September 13, 2012 as the record date for the determination of the stockholders entitled to notice of the action by written consent.

As of September 13, 2012, Vendum had issued and outstanding  573,697,424 shares of common stock. Stockholders holding controlling interests equaling 52% of voting rights of the securities of Vendum, as of the Record Date, have consented to the action required to authorize the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of September 13, 2012, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of September 13, 2012, there were 573,697,424 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Class
			%
Cornerstone Holdings, Inc.	232,249,700	40.48%

Tarantino Holdings	24,000,000	4.18%

Whitepolo Corporation	24,000,000	4.18%

Karada Ltd., Inc.	17,575,000	3.06%

Rune Vind	0

All executive officers and directors as a group (one person)	0	0%

* less than 1%

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for the year ended December 31, 2011 and quarterly reports on Form 10-Q for the past quarters ended March 31, 2012 and June 30, 2012, and any reports on Form 8-K or other forms which have been filed with the SEC. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 400 Thames Valley Park Drive , Reading, Berkshire RG6 1PT stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: October 9, 2012

By Order of the Board of Directors

/s/ Rune Vind
Rune Vind, President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit A –	Written Consent of the Majority Stockholder

Exhibit B -	Articles of Amendment to Articles of Incorporation

Exhibit A
STATEMENT OF ACTION

BY WRITTEN CONSENT OF THE

MAJORITY STOCKHOLDERS OF

VENDUM BATTERIES, INC.

The undersigned, being the holders of a majority of the outstanding shares of common stock of Vendum Batteries, Inc., a Nevada corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 78.320 of the Nevada Revised Statutes, does hereby consent in writing to and adopt the following resolutions:

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to effectuate an increase in the number of shares of the Corporation’s authorized common stock and a decrease in the par value of its common stock.

RESOLVED, that an increase in the number of shares of the Corporation’s authorized common stock, from 750,000,000 to 4,000,000,000, be, and hereby is, approved; and

RESOLVED, that a change in the par value of the Corporation’s common stock from $.001 to $.00001 be, and hereby is, approved.

IN WITNESS WHEREOF, the undersigned majority stockholders of the Corporation has executed this Statement of Action by Written Consent as of the 13th day of September, 2012.

CORNERSTONE HOLDINGS, INC.

By:	/s/ Eyda DeFreitas
Name:	EYDA DE FREITAS
Title:	Director
232,249,700 SHARES

TARANTINO HOLDINGS

By:	/s/ Yodalis Murillo
Name:	YODALIS MURILLO
Title:	Director
24,000,000 SHARES

WHITEPOLO CORPORATION

By:	/s/ Fabian Lora
Name:	FABIAN LORA
Title:	Director
24,000,000 SHARES

KARADA LTD., INC.

By:	/s/ Alien Kattina Sandoval Delgado
Name:	AILEN KATTINA SANDOVAL DELGADO
Title:	Director
17,575,000 SHARES

A-1

Exhibit B

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
VENDUM BATTERIES, INC.

Pursuant to NRS 78.209 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of VENDUM BATTERIES, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of stockholders of the Company on September 13, 2012.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Nevada on December 13, 2006. This Amendment to the Articles will become effective upon the filing of the Articles of Amendment with the Nevada Secretary of State.

SECOND: That ARTICLE THIRD shall be amended to increase the aggregate number of shares which the Company shall have the authority to issue to 4,000,000,000 shares, par value $.00001 per share.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Rune Vind, its Chief Executive Officer, this       day of October, 2012.

Rune Vind Chief Executive Officer

 B - 1